Exhibit 99.1

FOR IMMEDIATE RELEASE

Private Bancorp of America, Inc. Announces Strong Net Income for Third Quarter 2026

Third Quarter 2026 Highlights

•
Net income for the third quarter of 2026 was $11.4 million, compared to $13.1 million in the prior quarter and $9.7 million in the third quarter of 2025.
•
Net income for the third quarter of 2026 represents a return on average assets of 1.65% and a return on average tangible common equity(1) of 15.62%.
•
Diluted earnings per share for the third quarter of 2026 was $1.97, compared to $2.27 in the prior quarter and $1.65 in the third quarter of 2025.
•
Core deposits were $2.36 billion as of September 30, 2026, an increase of $31.8 million, or 1.4%, from June 30, 2026, and an increase of $171.5 million, or 7.8%, from September 30, 2025. Total deposits were $2.41 billion. There was no change to the balance in brokered deposits.
•
Total cost of deposits was 1.66% for the third quarter of 2026, compared to 1.63% in the prior quarter and 2.02% in the third quarter of 2025, an increase of 3 bps quarter over quarter and a decrease of 17.8% year over year. The spot rate for total deposits was 1.68% as of September 30, 2026, compared to 1.65% at June 30, 2026. Total cost of funding sources was 1.71% for the third quarter of 2026, compared to 1.68% in the prior quarter and 2.08% in the third quarter of 2025.
•
Loans held-for-investment (“HFI”) totaled $2.19 billion as of September 30, 2026, an increase of $54.0 million, or 2.5%, from June 30, 2026, and an increase of $105.1 million, or 5.0%, from September 30, 2025.
•
Investment securities available-for-sale (“AFS”) were $267.7 million as of September 30, 2026, an increase of $30.6 million, or 12.9%, since June 30, 2026, and an increase of $67.8 million, or 33.9%, from September 30, 2025, primarily as a result of new securities purchased.
•
Net interest margin was 5.05% for the third quarter of 2026, compared to 5.18% in the prior quarter and 4.65% in the third quarter of 2025.
•
For the third quarter of 2026, a provision expense of $1.3 million was recorded, compared to a provision reversal of $0.2 million for the prior quarter and a provision expense of $1.8 million for the third quarter of 2025. The allowance for loan losses was 1.45% of loans HFI as of September 30, 2026, compared to 1.43% at June 30, 2026 and 1.38% at September 30, 2025.
•
As of September 30, 2026, criticized loans totaled $71.9 million, or 3.29% of total loans, compared to $58.0 million, or 2.72% of total loans, at June 30, 2026 and $70.5 million, or 3.39% of total loans, at September 30, 2025.
•
Tangible book value per share(1) was $50.56 as of September 30, 2026, compared to $49.57 at June 30, 2026 and $44.11 at September 30, 2025.
•
The Company’s Registration Statement on Form 10 (the “Registration Statement”) was declared effective by the Securities and Exchange Commission on July 29, 2026, and its common stock began trading on the NASDAQ Global Select Market (“NASDAQ”) on July 30, 2026 (the “NASDAQ Uplisting”). Included in the quarter were approximately $0.9 million of expenses associated with the NASDAQ Uplisting, and approximately $1.4 million year to date.

(1) A non-GAAP financial measure. A reconciliation of non-GAAP financial measures to GAAP financial measures can be found on page 15.

La Jolla, Calif. – October 16, 2026 (GLOBE NEWSWIRE) - Private Bancorp of America, Inc. (NASDAQ: PBAM), (the “Company”) and CalPrivate Bank (the “Bank”) announced unaudited financial results for the third fiscal quarter ended September 30, 2026. The Company reported net income of $11.4 million, or $1.97 per diluted share, for the third quarter of 2026, compared to $13.1 million, or $2.27 per diluted share, in the prior quarter, and $9.7 million, or $1.65 per diluted share, in the third quarter of 2025.

Rick Sowers, President and Chief Executive Officer of the Company and the Bank, stated, “We are pleased with our third quarter results. The quarter included strong loan production and continued top-quartile net interest margin. Pipelines are strong going into the fourth quarter. Although criticized assets increased in the quarter, we are dedicating the appropriate resources to improve our credit metrics and believe that reserves are more than adequate. Our focus remains on delivering superior service and solutions to our clients and building a scalable business through investments in technology and people, including our recent hires in key positions — Chief Operating Officer, Chief Credit Officer and General Counsel, amongst others.”

Sowers added, “This year we celebrate 20 years of providing our signature Distinctly Different® service. It’s this commitment to quality service delivered by an exceptional team that has driven consistent growth and shareholder value creation.”

“PBAM began trading on NASDAQ on July 30, 2026, and the subsequent share price performance reflected not only continued attractive financial results but also the increase in trading volume in the third quarter. We thank the management team and the professional support we received for their sterling efforts in this transformative uplisting,” said Selwyn Isakow, Chairman of the Board of the Company and the Bank. “Profitability continues to be strong and the potential of being included in the reconstitution of the Russell 2000 Index provides additional momentum. The listing also creates additional strategic options and flexibility in pursuing external growth opportunities and enhances our successful team lift-out organic growth strategy by enhancing operational advantages in retaining and hiring exceptional talent. These factors, together with access to capital, provide opportunities for creating sustainable long-term value for shareholders.”

STATEMENT OF INCOME

Net Interest Income

Net interest income for the third quarter of 2026 totaled $34.1 million, an increase of $0.6 million, or 1.7%, from the prior quarter and an increase of $4.8 million, or 16.3%, from the third quarter of 2025. The increase from the prior quarter was driven by a $1.2 million increase in interest income, primarily reflecting higher interest on deposits in other financial institutions and higher investment securities income, partially offset by a modest increase in interest expense.

Net Interest Margin

Net interest margin (“NIM”) for the third quarter of 2026 was 5.05%, compared to 5.18% for the prior quarter and 4.65% in the third quarter of 2025. The decrease of 13 basis points (bps) in NIM from the prior quarter was primarily a result of the 15 bps positive impact from net nonaccrual interest adjustments in the second quarter, partially offset by approximately 4 bps from higher prepayment penalties and 2 bps from a special FHLB stock dividend recorded in the third quarter. The yield on interest-earning assets was 6.60% for the third quarter of 2026 compared to 6.70% for the prior quarter, and the cost of interest-bearing liabilities was 2.34% for the third quarter of 2026 compared to 2.32% in the prior quarter. The cost of total deposits was 1.66% for the third quarter of 2026 compared to 1.63% in the prior quarter. The cost of core deposits, which excludes brokered deposits, was 1.61% in the third quarter of 2026 compared to 1.57% in the prior quarter and 1.93% for the third quarter of 2025. The spot rate for total deposits was 1.68% as of September 30, 2026, compared to 1.65% at June 30, 2026.

Provision for Credit Losses

A credit loss provision expense of $1.3 million was recorded for the third quarter of 2026, compared to a $0.2 million provision reversal in the prior quarter and a $1.8 million provision expense in the third quarter of 2025. The total provision expense for the quarter was comprised of $0.4 million for loans HFI and $0.9 million for unfunded commitments. Net recoveries were $0.9 million. Effective July 1, 2026, the Company implemented a new current expected credit loss (“CECL”) model for loans HFI and unfunded commitments. The third-quarter provision included approximately $0.8 million associated with the model transition, primarily reflecting an increase in the reserve for unfunded commitments. For more details, please refer to the “Asset Quality and Allowance for Credit Losses (ACL)” section below.

Noninterest Income

Noninterest income was $1.4 million for the third quarter of 2026, compared to $1.0 million in the prior quarter and $2.2 million in the third quarter of 2025. U.S. Small Business Administration (“SBA”) loans totaling $6.1 million were sold during the third quarter of 2026 with a 10.72% average trade premium, resulting in a net gain on sale of $337 thousand, compared with sales of $3.4 million with a 10.50% average trade premium and a $0.2 million premium reimbursement that reduced the net gain on sale to $4 thousand in the prior quarter.

Noninterest Expense

Noninterest expense was $18.4 million for the third quarter of 2026, compared to $16.9 million in the prior quarter and $15.9 million in the third quarter of 2025. The $1.5 million increase from the prior quarter was primarily due to $0.6 million of impairment expense related to other real estate owned (“OREO”), a $0.4 million increase in compensation and employee benefits, and increased costs related to the NASDAQ Uplisting. The NASDAQ Uplisting costs totaled approximately $0.9 million during the quarter and were included primarily in professional services and other expenses. Other expenses increased $1.1 million from the third quarter of 2025, primarily due to the $0.6 million OREO impairment expense and $0.3 million NASDAQ initial listing fee. The efficiency ratio(1) was 51.68% for the third quarter of 2026, compared to 48.81% in the prior quarter and 50.49% in the third quarter of 2025. The increase in the efficiency ratio from the prior quarter primarily reflected a $1.5 million increase in noninterest expense, partially offset by a $0.4 million increase in noninterest income and a $0.6 million increase in net interest income.

The Company continues to invest in people, processes and technology to scale the business. Inflationary pressures and low unemployment continue to contribute to upward pressure on wages, as well as increased costs related to third-party service providers, which we proactively monitor and manage.

Provision for Income Tax Expense

Provision for income tax expense was $4.5 million for the third quarter of 2026, compared to $4.8 million for the prior quarter. The effective tax rate for the third quarter of 2026 was 28.3%, compared to 26.7% in the prior quarter and 29.7% in the third quarter of 2025. The effective tax rate increased from the prior quarter primarily due to discrete tax benefits associated with equity compensation that lowered the prior quarter’s effective tax rate.

STATEMENT OF FINANCIAL CONDITION

As of September 30, 2026, total assets were $2.75 billion, an increase of $39.9 million since June 30, 2026. The increase in assets from the prior quarter primarily reflected a $54.0 million increase in loans HFI and a $30.6 million increase in AFS securities, partially offset by a $49.1 million decrease in cash and cash equivalents. AFS securities were $267.7 million as of September 30, 2026, an increase of $30.6 million, or 12.9%, since June 30, 2026, primarily as a result of new securities purchased. As of September 30, 2026, the net unrealized loss on the AFS securities portfolio, which is comprised primarily of U.S. government agency mortgage-backed securities, was $17.7 million (pre-tax) compared to a loss of $8.9 million (pre-tax) as of June 30, 2026. The increase in net unrealized losses was due to higher market interest rates during the quarter. The average duration of the Bank’s AFS portfolio is 4.4 years. The AFS portfolio’s book yield increased to 4.13% at September 30, 2026, from 3.83% at September 30, 2025. The Company has no held-to-maturity securities. Loans HFI totaled $2.19 billion as of September 30, 2026, an increase of $54.0 million since June 30, 2026, primarily reflecting higher investor-owned commercial real estate, SBA 504, multifamily and construction loan balances, partially offset by lower owner-occupied commercial real estate and commercial and industrial balances.

Total deposits were $2.41 billion as of September 30, 2026, an increase of $31.8 million since June 30, 2026. During the quarter, core deposits increased by $31.8 million, as a $25.1 million increase in interest-bearing core deposits (including balances in the IntraFi ICS and CDARS programs) was accompanied by a $6.7 million increase in noninterest-bearing core deposits. Noninterest-bearing deposits represented 28.3% of total core deposits. Brokered deposits were $49.3 million as of September 30, 2026, unchanged since June 30, 2026. Uninsured deposits, net of collateralized and fiduciary deposit accounts, represented 52.8% of total deposits as of September 30, 2026.

As of September 30, 2026, total available liquidity was $2.4 billion or 191.8% of uninsured deposits, net of collateralized and fiduciary deposits. Total available liquidity is comprised of $502 million of on-balance sheet liquidity (cash and investment securities) and $1.9 billion of unused borrowing capacity.

Asset Quality and Allowance for Credit Losses (ACL)

As of September 30, 2026, the allowance for loan losses was $31.7 million, or 1.45% of loans HFI, compared to $30.5 million or 1.43% of loans HFI as of June 30, 2026. The allowance-to-loans HFI ratio was 1.38% at September 30, 2025. The increase in the coverage ratio primarily reflected net loan growth, with originations and balance increases carrying higher reserve rates than loans paid off or paid down, as well as risk-rating downgrades and higher qualitative reserves on construction loans. Nonperforming assets were 1.58% of total assets as of September 30, 2026, compared to 1.50% as of June 30, 2026.

Effective July 1, 2026, the Company implemented a new CECL model for loans HFI and unfunded commitments, including a change in its CECL software vendor and more granular loan segmentation based on shared risk characteristics. The reserve for unfunded commitments was $1.4 million as of September 30, 2026, compared to $0.5 million as of June 30, 2026. At the July 1 transition, the new model decreased the allowance for loans HFI by approximately $47 thousand and increased the reserve for unfunded commitments by approximately $0.8 million.

At September 30, 2026, criticized loans totaled $71.9 million, or 3.29% of total loans, compared to $58.0 million, or 2.72% of total loans, at June 30, 2026, of which classified loans were $67.7 million and $51.0 million, respectively. Criticized loans were $70.5 million, or 3.39% of total loans, at September 30, 2025. The September 30, 2026 classified balance consisted of 54 loans: 42 real estate secured loans totaling $57.5 million with a 62.0% weighted-average LTV; and 12 commercial and industrial loans totaling $10.2 million. The increase in criticized loans is primarily attributable to a Chapter 11 bankruptcy filing impacting two related real estate investor loans totaling $8.8 million and delinquent payments for two SBA 504 real estate loans totaling $3.7 million.

As of September 30, 2026, nonaccrual loans were $28.8 million, up from $26.9 million as of June 30, 2026. Specific reserves of $1.9 million were held against nonaccrual loan balances of $4.4 million. The nonaccrual loans without specific reserves were supported by collateral values exceeding their loan balances, except for one $1.5 million commercial and industrial loan placed on nonaccrual during the quarter.

As of September 30, 2026, nonperforming assets were $43.3 million, or 1.58% of total assets, an increase of $2.8 million from $40.5 million, or 1.50% of total assets, at June 30, 2026, driven by a $1.9 million increase in nonaccrual loans and a $0.9 million increase in other real estate owned.

Capital Ratios (2)

The Bank’s capital ratios were in excess of the levels established for “well capitalized” institutions and are as follows:

	September 30, 2026 (2)	June 30, 2026
CalPrivate Bank
Tier I leverage ratio	11.47%	11.52%
Tier I risk-based capital ratio	13.95%	13.61%
Total risk-based capital ratio	15.20%	14.86%

(2) September 30, 2026 capital ratios are preliminary and subject to change.

Share Repurchases Authorized

During the second quarter of 2026, the Company’s Board of Directors authorized a stock repurchase program under which the Company may repurchase up to $10.0 million of its common stock. As of September 30, 2026, no shares had been repurchased under this program.

About Private Bancorp of America, Inc. (NASDAQ: PBAM)

PBAM is the holding company for CalPrivate Bank, which operates offices in Coronado, San Diego, La Jolla, Newport Beach, El Segundo, Beverly Hills, and Montecito, as well as through efficient digital banking services. CalPrivate Bank is driven by its core values of building client Relationships based on superior funding Solutions, unparalleled Service, and mutual Trust. The Bank caters to high-net-worth individuals, professionals, closely held businesses, and real estate entrepreneurs, delivering a Distinctly Different® personalized banking experience while leveraging cutting-edge technology to enhance our clients’ evolving needs. CalPrivate Bank is in the top tier of customer service survey ratings in the nation, scoring almost 3x higher than the median domestic bank. The Bank offers comprehensive deposit and treasury services, rapid and creative loan options including various portfolio and government-guaranteed lending programs, and innovative, unique technologies that drive enhanced client performance. Additionally, CalPrivate Bank is a Bauer Financial 5-star rated bank, an SBA Preferred Lender, and has been honored as Community Bank 504 Lender of the Year by the NADCO Community Impact Awards, exemplifying excellence in the banking industry. These recognitions highlight the Bank’s commitment to delivering exceptional banking services and setting new industry standards.

Investor information is available at www.investors.pbam.com. CalPrivate Bank’s website is www.calprivate.bank.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with GAAP, including efficiency ratio, pretax pre-provision net revenue, average tangible common equity, tangible book value per share and return on average tangible common equity. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s results of operations and financial condition and to enhance investors’ overall understanding of such results of operations and financial condition, to permit investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP and should be read in conjunction with the Company’s GAAP financial information. A reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures is included in the accompanying financial tables.

Investor Relations Contacts

Rick Sowers

President and Chief Executive Officer

Private Bancorp of America, Inc., and CalPrivate Bank

(424) 303-4894

Cory Stewart

Executive Vice President and Chief Financial Officer

Private Bancorp of America, Inc., and CalPrivate Bank

(206) 293-3669

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about the Company’s plans, objectives, expectations, intentions, estimates, projections and beliefs concerning future events, financial performance and the assumptions underlying those statements. Words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend” and “plan,” and similar expressions, may identify forward-looking statements. These statements involve known and unknown risks and uncertainties, many beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied.

These factors include the effects of depositors withdrawing funds unexpectedly, counterparties being unable to provide liquidity sources that we believe should be available, loan losses, economic conditions and competition in the geographic and business areas in which the Company operates, including competition in lending and deposit acquisition, the unpredictability of fee income from participation in SBA loan programs, liquidations and mergers in our markets and nationally, our ability to successfully integrate and develop business through the addition of new personnel, whether our efforts to expand loan, product and service offerings will prove profitable, system failures and data security, whether we can effectively secure and implement new technology solutions, inflation, fluctuations in interest rates, legislation and governmental regulation; public company costs and compliance with SEC reporting, NASDAQ and internal-control requirements; and volatility and liquidity of our common stock.

Other risks include changes in the U.S. and local economies and financial markets; developments in the banking industry that affect customer confidence, liquidity and regulatory responses; changes in trade, monetary and fiscal policy, including Federal Reserve policy; the speed and predictability of changes in interest rates and liquidity, market, credit and operational conditions; our ability to attract and retain deposits and other funding sources and changes in their composition; labor-market conditions and federal budget and debt developments; concentrations in SBA and commercial real estate loans and in particular geographic areas and industries; possible credit-related impairment of investment securities; changes in nonperforming assets and charge-offs; customer acceptance of new products and our ability to retain essential personnel; changes in tax, banking, securities and insurance laws and their application; the cost and complexity of maintaining compliance; the effectiveness of our risk-management framework and quantitative models; changes in accounting standards and regulatory requirements, including FDIC assessments; changes in consumer spending, borrowing and saving and in borrowers’ financial condition; competition from banks, nonbank providers and financial technology companies; financial-system disruptions, geopolitical events, war, terrorism, pandemics and natural or man-made disasters; cybersecurity threats and the cost of defending against them; disruption from artificial intelligence and other new technologies; climate-related credit, compliance, reputational and operating risks; and legal, regulatory and judicial proceedings. Our ability to manage these risks and to meet public-company obligations, including Section 404 of the Sarbanes-Oxley Act, may also affect actual results.

Additional risks appear in our Form 10, as amended, and latest Form 10-Q filed with the SEC, and in other SEC filings available at www.sec.gov. Forward-looking statements are not guarantees or predictions of future performance. We undertake no obligation to update forward-looking statements for changes in underlying factors, new information, future events or otherwise. Forward-looking statements speak only as of the date made; you should not place undue reliance on them. Although we believe in good faith the assumptions and bases supporting our forward-looking statements to be reasonable, there can be no assurance that those assumptions and bases will prove accurate.

PRIVATE BANCORP OF AMERICA, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

(Dollars in thousands)

	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Assets
Cash and due from banks	$30,346	$32,211	$29,605
Interest-bearing deposits in other financial institutions	16,825	22,275	16,314
Interest-bearing deposits at Federal Reserve Bank	204,063	245,869	215,448
Total cash and due from banks	251,234	300,355	261,367
Interest-bearing time deposits with other institutions	4,356	4,344	4,295
Investment debt securities available for sale	267,701	237,074	199,852
Loans held for sale	-	-	314
Loans, net of deferred fees and costs and unaccreted discounts	2,186,690	2,132,724	2,081,611
Allowance for loan losses	(31,722)	(30,462)	(28,785)
Loans held-for-investment, net of allowance	2,154,968	2,102,262	2,052,826
Federal Home Loan Bank stock, at cost	11,251	11,251	10,652
Operating lease right of use assets	6,757	6,733	6,811
Premises and equipment, net	2,759	2,525	2,252
Servicing assets, net	1,632	1,717	2,004
Accrued interest receivable	9,417	8,248	8,031
Other assets	38,145	33,793	28,077
Total assets	$2,748,220	$2,708,302	$2,576,481

Liabilities and Shareholders' Equity
Liabilities
Noninterest bearing	$669,868	$663,200	$654,072
Interest bearing	1,743,125	1,718,037	1,618,296
Total deposits	2,412,993	2,381,237	2,272,368
FHLB borrowings	8,000	8,000	11,000
Other borrowings	17,981	17,979	17,974
Accrued interest payable and other liabilities	17,897	15,570	17,185
Total liabilities	2,456,871	2,422,786	2,318,527

Shareholders' equity
Common stock	78,223	78,214	76,403
Additional paid-in capital	4,849	4,264	4,479
Retained earnings	220,660	209,263	182,546
Accumulated other comprehensive (loss) income, net	(12,383)	(6,225)	(5,474)
Total shareholders' equity	291,349	285,516	257,954
Total liabilities and shareholders' equity	$2,748,220	$2,708,302	$2,576,481

PRIVATE BANCORP OF AMERICA, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the three months ended			Year to Date
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Interest Income
Loans	$39,050	$39,038	$36,771	$116,055	$111,340
Investment securities	2,920	2,384	2,051	7,965	5,356
Deposits in other financial institutions	2,630	1,953	2,432	6,368	6,814
Total interest income	44,600	43,375	41,254	130,388	123,510

Interest Expense
Deposits	10,052	9,413	11,440	28,825	34,715
Borrowings	423	417	482	1,284	1,618
Total interest expense	10,475	9,830	11,922	30,109	36,333

Net interest income	34,125	33,545	29,332	100,279	87,177
Provision for credit losses	1,261	(204)	1,792	3,076	3,384
Net interest income after provision for credit losses	32,864	33,749	27,540	97,203	83,793

Noninterest income:
Service charges on deposit accounts	520	533	537	1,597	1,685
Net gain on sale of loans	337	4	1,008	1,248	2,000
Other noninterest income	578	464	627	1,526	1,830
Total noninterest income	1,435	1,001	2,172	4,371	5,515

Noninterest expense:
Compensation and employee benefits	11,552	11,142	10,882	33,505	30,949
Occupancy and equipment	944	876	841	2,678	2,525
Data processing	1,476	1,491	1,429	4,336	4,151
Professional services	1,281	1,061	742	2,952	2,189
Other expenses	3,124	2,293	2,011	7,449	5,835
Total noninterest expense	18,377	16,863	15,905	50,920	45,649
Income before provision for income taxes	15,922	17,887	13,807	50,654	43,659
Provision for income taxes	4,513	4,769	4,106	14,100	12,947
Net income	$11,409	$13,118	$9,701	$36,554	$30,712
Net income available to common shareholders	$11,326	$13,018	$9,623	$36,292	$30,459

Earnings per share
Basic earnings per share	$1.99	$2.29	$1.67	$6.38	$5.30
Diluted earnings per share	$1.97	$2.27	$1.65	$6.31	$5.22

Average shares outstanding	5,682,307	5,681,165	5,757,192	5,685,830	5,748,975
Diluted average shares outstanding	5,749,108	5,741,395	5,837,837	5,754,931	5,833,902

PRIVATE BANCORP OF AMERICA, INC.

Consolidated average balance sheet, interest, yield and rates

(Unaudited)

(Dollars in thousands)

	For the three months ended
	Sep 30, 2026			Jun 30, 2026			Sep 30, 2025
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-Earning Assets
Deposits in other financial institutions	$265,181	$2,630	3.93%	$206,162	$1,953	3.80%	$210,669	$2,432	4.58%
Investment securities	266,645	2,920	4.38%	241,093	2,384	3.96%	203,167	2,051	4.04%
Loans, including LHFS	2,149,788	39,050	7.21%	2,148,935	39,038	7.29%	2,091,309	36,771	6.98%
Total interest-earning assets	2,681,614	44,600	6.60%	2,596,190	43,375	6.70%	2,505,145	41,254	6.53%
Noninterest-earning assets	58,108			46,930			45,419
Total Assets	$2,739,722			$2,643,120			$2,550,564

Interest-Bearing Liabilities
Interest bearing DDA, excluding brokered	312,893	459	0.58%	293,170	319	0.44%	262,730	878	1.33%
Savings & MMA, excluding brokered	1,156,007	7,087	2.43%	1,114,162	6,765	2.44%	1,031,209	7,456	2.87%
Time deposits, excluding brokered	230,863	1,988	3.42%	213,426	1,818	3.42%	233,094	2,185	3.72%
Total deposits, excluding brokered	1,699,763	9,534	2.23%	1,620,758	8,902	2.20%	1,527,033	10,519	2.73%
Total brokered deposits	49,301	518	4.17%	49,514	511	4.14%	84,841	921	4.31%
Total Interest-Bearing Deposits	1,749,064	10,052	2.28%	1,670,272	9,413	2.26%	1,611,874	11,440	2.82%

FHLB advances	8,000	85	4.22%	8,000	83	4.16%	11,000	120	4.33%
Other borrowings	17,980	338	7.46%	17,981	334	7.45%	17,973	362	7.99%
Total Interest-Bearing Liabilities	1,775,044	10,475	2.34%	1,696,253	9,830	2.32%	1,640,847	11,922	2.88%

Noninterest-bearing deposits	656,242			649,135			638,306
Total Funding Sources	2,431,286	10,475	1.71%	2,345,388	9,830	1.68%	2,279,153	11,922	2.08%

Noninterest-bearing liabilities	16,901			17,583			17,582
Shareholders' equity	291,535			280,149			253,829

Total Liabilities and Shareholders' Equity	$2,739,722			$2,643,120			$2,550,564

Net interest income/spread		$34,125	4.89%		$33,545	5.02%		$29,332	4.45%
Net interest margin			5.05%			5.18%			4.65%

PRIVATE BANCORP OF AMERICA, INC.

Consolidated average balance sheet, interest, yield and rates

(Unaudited)

(Dollars in thousands)

	Year to Date
	Sep 30, 2026			Sep 30, 2025
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-Earning Assets:
Deposits in other financial institutions	$219,024	$6,368	3.89%	$201,788	$6,814	4.51%
Investment securities	246,058	7,965	4.32%	181,395	5,356	3.94%
Loans	2,141,437	116,055	7.25%	2,079,818	111,340	7.16%
Total interest-earning assets	2,606,519	130,388	6.69%	2,463,001	123,510	6.70%
Noninterest-earning assets	52,788			39,141
Total Assets	$2,659,307			$2,502,142

Interest-Bearing Liabilities
Interest bearing DDA, excluding brokered	301,199	1,354	0.60%	250,054	2,662	1.42%
Savings & MMA, excluding brokered	1,109,672	20,130	2.43%	996,707	21,416	2.87%
Time deposits, excluding brokered	220,369	5,658	3.43%	216,257	6,238	3.86%
Total deposits, excluding brokered	1,631,240	27,142	2.22%	1,463,018	30,316	2.77%
Total brokered deposits	53,542	1,683	4.20%	129,252	4,399	4.55%
Total Interest-Bearing Deposits	1,684,782	28,825	2.29%	1,592,270	34,715	2.91%

FHLB advances	8,769	278	4.24%	15,949	531	4.45%
Other borrowings	17,979	1,006	7.48%	17,976	1,087	8.08%
Total Interest-Bearing Liabilities	1,711,530	30,109	2.35%	1,626,195	36,333	2.99%

Noninterest-bearing deposits	648,543			614,319
Total Funding Sources	2,360,073	30,109	1.71%	2,240,514	36,333	2.17%

Noninterest-bearing liabilities	17,976			19,279
Shareholders' equity	281,258			242,349

Total Liabilities and Shareholders' Equity	$2,659,307			$2,502,142

Net interest income/spread		$100,279	4.98%		$87,177	4.53%
Net interest margin			5.14%			4.73%

PRIVATE BANCORP OF AMERICA, INC.

Condensed Balance Sheets

(Unaudited)

(Dollars in thousands, except per share amounts)

	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Assets
Cash and due from banks	$251,234	$300,355	$297,001	$155,015	$261,367
Interest-bearing time deposits with other institutions	4,356	4,344	4,326	4,355	4,295
Investment securities	267,701	237,074	220,908	217,837	199,852
Loans held for sale	-	-	596	2,330	314
Total loans held-for-investment	2,186,690	2,132,724	2,140,964	2,126,147	2,081,611
Allowance for loan losses	(31,722)	(30,462)	(30,236)	(29,323)	(28,785)
Loans held-for-investment, net of allowance	2,154,968	2,102,262	2,110,728	2,096,824	2,052,826
Operating lease right of use assets	6,757	6,733	7,196	6,352	6,811
Premises and equipment, net	2,759	2,525	2,678	2,783	2,252
Other assets and interest receivable	60,445	55,009	50,493	49,561	48,764
Total assets	$2,748,220	$2,708,302	$2,693,926	$2,535,057	$2,576,481

Liabilities and Shareholders' Equity
Liabilities
Noninterest Bearing	$669,868	$663,200	$735,802	$606,105	$654,072
Interest Bearing	1,743,125	1,718,037	1,638,893	1,617,776	1,618,296
Total Deposits	2,412,993	2,381,237	2,374,695	2,223,881	2,272,368
Borrowings	25,981	25,979	25,978	28,976	28,974
Accrued interest payable and other liabilities	17,897	15,570	20,521	18,236	17,185
Total liabilities	2,456,871	2,422,786	2,421,194	2,271,093	2,318,527
Shareholders' equity
Common stock	78,223	78,214	78,053	76,972	76,403
Additional paid-in capital	4,849	4,264	3,992	4,389	4,479
Retained earnings	220,660	209,263	196,247	187,473	182,546
Accumulated other comprehensive (loss) income	(12,383)	(6,225)	(5,560)	(4,870)	(5,474)
Total shareholders' equity	291,349	285,516	272,732	263,964	257,954
Total liabilities and shareholders' equity	$2,748,220	$2,708,302	$2,693,926	$2,535,057	$2,576,481

Book value per common share	$50.85	$49.87	$47.72	$46.08	$44.45
Tangible book value per common share (1)	$50.56	$49.57	$47.38	$45.75	$44.11
Shares outstanding	5,729,832	5,725,696	5,715,049	5,728,187	5,803,016

(1) Non-GAAP measure. See GAAP to non-GAAP Reconciliation table.

PRIVATE BANCORP OF AMERICA, INC.

Condensed Statements of Income

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the three months ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Interest income	$44,600	$43,375	$42,413	$41,872	$41,254
Interest expense	10,475	9,830	9,804	10,819	11,922
Net interest income	34,125	33,545	32,609	31,053	29,332
Provision for credit losses	1,261	(204)	2,019	2,558	1,792
Net interest income after provision for credit losses	32,864	33,749	30,590	28,495	27,540

Service charges on deposit accounts	520	533	544	529	537
Net gain on sale of loans	337	4	907	320	1,008
Other noninterest income	578	464	484	564	627
Total noninterest income	1,435	1,001	1,935	1,413	2,172

Compensation and employee benefits	11,552	11,142	10,811	10,633	10,882
Occupancy and equipment	944	876	858	906	841
Data processing	1,476	1,491	1,369	1,347	1,429
Professional services	1,281	1,061	610	660	742
Other expenses	3,124	2,293	2,032	2,187	2,011
Total noninterest expense	18,377	16,863	15,680	15,733	15,905

Income before provision for income taxes	15,922	17,887	16,845	14,175	13,807
Income taxes	4,513	4,769	4,818	4,221	4,106
Net income	$11,409	$13,118	$12,027	$9,954	$9,701
Net income available to common shareholders	$11,326	$13,018	$11,942	$9,874	$9,623

Earnings per share
Basic earnings per share	$1.99	$2.29	$2.10	$1.73	$1.67
Diluted earnings per share	$1.97	$2.27	$2.07	$1.71	$1.65

Average shares outstanding	5,682,307	5,681,165	5,694,148	5,701,291	5,757,192
Diluted average shares outstanding	5,749,108	5,741,395	5,773,819	5,785,991	5,837,837

	Performance Ratios
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ROAA	1.65%	1.99%	1.88%	1.53%	1.51%
ROAE	15.53%	18.78%	17.94%	15.11%	15.16%
ROATCE (1)	15.62%	18.90%	18.07%	15.22%	15.28%
Net interest margin	5.05%	5.18%	5.21%	4.84%	4.65%
Net interest spread	4.89%	5.02%	5.04%	4.67%	4.45%
Efficiency ratio (1)	51.68%	48.81%	45.39%	48.46%	50.49%
Noninterest expense / average assets	2.66%	2.56%	2.45%	2.41%	2.47%

(1) Non-GAAP measure. See GAAP to non-GAAP Reconciliation table.

PRIVATE BANCORP OF AMERICA, INC.

(Unaudited)

	Selected Quarterly Average Balances
	(Dollars in thousands)
	For the three months ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Total assets	$2,739,722	$2,643,120	$2,593,472	$2,589,506	$2,550,564
Earning assets	$2,681,614	$2,596,190	$2,540,198	$2,545,081	$2,505,145
Total loans, including loans held for sale	$2,149,788	$2,148,935	$2,125,318	$2,101,190	$2,091,309
Total deposits	$2,405,306	$2,319,407	$2,273,818	$2,279,735	$2,250,180
Total shareholders' equity	$291,535	$280,149	$271,873	$261,344	$253,829

	Loan Balances by Type
	(Dollars in thousands)
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Commercial Real Estate (CRE):
Investor owned	$598,556	$570,865	$560,707	$577,730	$595,833
Owner occupied	213,557	223,442	238,653	236,623	226,919
Multifamily	217,207	184,005	177,151	155,941	145,496
Secured by single family	235,949	205,365	194,494	198,743	210,812
Land and construction	59,405	48,782	43,879	47,029	53,976
SBA secured by real estate	431,749	409,467	430,962	403,609	402,648
Total CRE	1,756,423	1,641,926	1,645,846	1,619,675	1,635,684
Commercial business:
Commercial and industrial	394,283	453,854	461,824	471,526	415,353
SBA non-real estate secured	33,022	34,935	31,265	32,853	28,655
Total commercial business	427,305	488,789	493,089	504,379	444,008
Consumer	2,962	2,009	2,029	2,093	1,919
Total loans held for investment	$2,186,690	$2,132,724	$2,140,964	$2,126,147	$2,081,611

	Deposits by Type
	(Dollars in thousands)
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Noninterest-bearing DDA	$669,868	$663,200	$735,802	$606,105	$654,072
Interest-bearing DDA, excluding brokered	305,574	308,561	298,747	309,013	268,210
Savings & MMA, excluding brokered	1,142,469	1,136,048	1,073,682	1,024,829	1,038,035
Time deposits, excluding brokered	245,781	224,127	216,915	218,871	231,886
Total deposits, excluding brokered	2,363,692	2,331,936	2,325,146	2,158,818	2,192,203
Total brokered deposits	49,301	49,301	49,549	65,063	80,165
Total deposits	$2,412,993	$2,381,237	$2,374,695	$2,223,881	$2,272,368

PRIVATE BANCORP OF AMERICA, INC.

(Unaudited)

	Rollforward of Allowance for Credit Losses
	(Dollars in thousands)
	For the three months ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Allowance for loan losses:
Beginning balance	$30,462	$30,236	$29,323	$28,785	$28,178
Provision for loan losses	361	(73)	2,026	2,898	1,666
Net (charge-offs) recoveries	899	299	(1,113)	(2,360)	(1,059)
Ending balance	31,722	30,462	30,236	29,323	28,785
Reserve for unfunded commitments	1,446	546	677	684	1,024
Total allowance for credit losses	$33,168	$31,008	$30,913	$30,007	$29,809

	Asset Quality
	(Dollars in thousands)
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Total loans held-for-investment	$2,186,690	$2,132,724	$2,140,964	$2,126,147	$2,081,611
Allowance for loan losses	$(31,722)	$(30,462)	$(30,236)	$(29,323)	$(28,785)
30-89 day past due loans, excluding nonaccrual	$16,463	$880	$20,741	$5,945	$7,354
90+ day past due loans, excluding nonaccrual	$-	$-	$-	$-	$-
Nonaccrual loans	$28,770	$26,893	$34,584	$42,227	$37,663
Other real estate owned (OREO)	$14,552	$13,637	$8,568	$8,568	$8,568
NPAs / Total assets	1.58%	1.50%	1.60%	2.00%	1.79%
NPLs / Total loans held-for-investment	1.32%	1.26%	1.62%	1.99%	1.81%
Net quarterly charge-offs (recoveries)	$(899)	$(299)	$1,113	$2,360	$1,059
Net charge-offs (recoveries) /avg loans (annualized)	(0.17)%	(0.06)%	0.21%	0.45%	0.20%
Allowance for loan losses to loans HFI	1.45%	1.43%	1.41%	1.38%	1.38%
Allowance for loan losses to nonaccrual loans	110.26%	113.27%	87.43%	69.44%	76.43%

PRIVATE BANCORP OF AMERICA, INC.

(Unaudited)

The following tables present a reconciliation of non-GAAP financial measures to GAAP measures for: efficiency ratio, pretax pre-provision net revenue, average tangible common equity, tangible book value per share and return on average tangible common equity. We believe the presentation of certain non-GAAP financial measures provides useful information to assess our consolidated financial condition and consolidated results of operations and to assist investors in evaluating our financial results relative to our peers. These non-GAAP financial measures complement our GAAP reporting and are presented below to provide investors and others with information that we use to manage the business each period. Because not all companies use identical calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. These non-GAAP measures should be taken together with the corresponding GAAP measures and should not be considered a substitute for the GAAP measures.

	GAAP to Non-GAAP Reconciliation
	(Dollars in thousands)

	For the three months ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Efficiency Ratio
Noninterest expense	$18,377	$16,863	$15,680	$15,733	$15,905
Net interest income	34,125	33,545	32,609	31,053	29,332
Noninterest income	1,435	1,001	1,935	1,413	2,172
Total net interest income and noninterest income	35,560	34,546	34,544	32,466	31,504
Efficiency ratio (non-GAAP)	51.68%	48.81%	45.39%	48.46%	50.49%

Pretax pre-provision net revenue
Net interest income	$34,125	$33,545	$32,609	$31,053	$29,332
Noninterest income	1,435	1,001	1,935	1,413	2,172
Total net interest income and noninterest income	35,560	34,546	34,544	32,466	31,504
Less: Noninterest expense	18,377	16,863	15,680	15,733	15,905
Pretax pre-provision net revenue (non-GAAP)	$17,183	$17,683	$18,864	$16,733	$15,599

Return on Average Assets, Average Equity, and Average Tangible Common Equity
Net income	$11,409	$13,118	$12,027	$9,954	$9,701
Average assets	2,739,722	2,643,120	2,593,472	2,589,506	2,550,564
Average shareholders' equity	291,535	280,149	271,873	261,344	253,829
Less: Average intangible assets	1,674	1,819	1,910	1,913	2,025
Average tangible common equity (non-GAAP)	289,861	278,330	269,963	259,431	251,804

Return on average assets	1.65%	1.99%	1.88%	1.53%	1.51%
Return on average equity	15.53%	18.78%	17.94%	15.11%	15.16%
Return on average tangible common equity (non-GAAP)	15.62%	18.90%	18.07%	15.22%	15.28%

Tangible book value per share
Total equity	291,349	285,516	272,732	263,964	257,954
Less: Total intangible assets	1,632	1,717	1,957	1,913	2,004
Total tangible equity	289,717	283,799	270,775	262,051	255,950
Shares outstanding	5,729,832	5,725,696	5,715,049	5,728,187	5,803,016
Tangible book value per share (non-GAAP)	$50.56	$49.57	$47.38	$45.75	$44.11

PRIVATE BANCORP OF AMERICA, INC.

(Unaudited)

The following tables present a reconciliation of non-GAAP financial measures to GAAP measures for: efficiency ratio, pretax pre-provision net revenue, average tangible common equity and return on average tangible common equity. We believe the presentation of certain non-GAAP financial measures provides useful information to assess our consolidated financial condition and consolidated results of operations and to assist investors in evaluating our financial results relative to our peers. These non-GAAP financial measures complement our GAAP reporting and are presented below to provide investors and others with information that we use to manage the business each period. Because not all companies use identical calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. These non-GAAP measures should be taken together with the corresponding GAAP measures and should not be considered a substitute for the GAAP measures.

	GAAP to Non-GAAP Reconciliation
	(Dollars in thousands)

	Year to Date
	Sep 30, 2026	Sep 30, 2025
Efficiency Ratio
Noninterest expense	$50,920	$45,649
Net interest income	100,279	87,177
Noninterest income	4,371	5,515
Total net interest income and noninterest income	104,650	92,692
Efficiency ratio (non-GAAP)	48.66%	49.25%

Pretax pre-provision net revenue
Net interest income	$100,279	$87,177
Noninterest income	4,371	5,515
Total net interest income and noninterest income	104,650	92,692
Less: Noninterest expense	50,920	45,649
Pretax pre-provision net revenue (non-GAAP)	$53,730	$47,043

Return on Average Assets, Average Equity, and Average Tangible Common Equity
Net income	$36,554	$30,712
Average assets	2,659,307	2,502,142
Average shareholders' equity	281,258	242,349
Less: Average intangible assets	1,800	2,025
Average tangible common equity (non-GAAP)	279,458	240,324

Return on average assets	1.84%	1.64%
Return on average equity	17.38%	16.94%
Return on average tangible common equity (non-GAAP)	17.49%	17.09%